UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2007

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22844	52-1492296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Fleet Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (410) 843-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 28, 2007, Laureate Education, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Wengen Alberta, Limited Partnership, an Alberta limited partnership (“Parent”), and L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent (“Merger Sub”).  Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a direct subsidiary of Parent (the “Merger”).  A copy of the press release announcing the execution of the Merger Agreement and describing, among other things, investors in Parent, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Douglas L. Becker, our Chairman and Chief Executive Officer, Steven Taslitz, an affiliate of one of the investors in Parent, and certain trusts affiliated with Mr. Becker and Mr. Taslitz (collectively, the “Rollover Stockholders”), have agreed to contribute substantially all of their Company equity into Parent or an affiliate thereof.  The Board of Directors of the Company approved the Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of disinterested directors (the “Special Committee”).

Except as set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than any shares contributed by the Rollover Stockholders or shares owned by Parent, will be cancelled and converted into the right to receive $60.50 in cash, without interest.

The Merger Agreement contains a “go shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through March 14, 2007.

Except with respect to Excluded Parties (defined as a party that submits a written proposal during the go-shop period that the Special Committee believes in good faith to be bona fide and determines in good faith, after consultation with advisors, could reasonably be expected to result in a “superior proposal,” as defined in the Merger Agreement), after March 14, 2007, the Company is subject to a “no-shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties.  The no-shop provision is subject to a provision that allows the Company to provide information and participate in discussions with respect to third-party proposals submitted after March 14, 2007 and with respect to which the Special Committee has made the determinations described in the paranthetical in the preceding sentence.

The Company may terminate the Merger Agreement under certain circumstances, including if its Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination as well as certain other termination events described in the Merger Agreement, the Company must pay a fee of $110 million to Parent, unless such termination is in connection with a superior proposal submitted by an Excluded Party, in which case the Company must pay a fee of $55 million to Parent.  In certain other circumstances, the Merger Agreement provides for the Company to pay to the Parent a fee of $110 million upon termination of the Merger Agreement, and under certain circumstances requires the reimbursement of expenses up to $15 million.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement in an aggregate amount sufficient for Parent to pay the aggregate merger consideration and all related fees and expenses.  Consummation of the Merger is subject to the availability to Parent and Merger Sub of debt financing and various other conditions, including approval of the Merger by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, certain responses from the United States Department of Education and other customary closing conditions.  The parties expect to close the transaction late in the second quarter of 2007.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the document.

The Special Committee engaged Morgan Stanley & Co., Inc. (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner and Smith Incorporated (“Merrill Lynch”), to serve as financial advisors to the Special Committee.  On January 28, 2007, Morgan Stanley and Merrill Lynch each delivered an opinion to the Special Committee that as of the date of the opinion, the merger consideration to be received by holders of the Company’s common stock is fair to such holders (other than the holders of Company common stock that are affiliates of Parent and the Rollover Stockholders) from a financial point of view.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Forward-Looking Statements

This release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those described in the forward-looking statements.

The following factors might cause such a difference:

•         The Company’s operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

•         The Company’s foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

Certain additional factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including the receipt of stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (6) the ability to recognize the benefits of the merger; (7) the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the merger. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict. Laureate undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to our most recent Forms 10-K/A and 10-Q, available for viewing on our website. (To access this information on our website, www.laureate-inc.com, please click on “Investor Relations”, “SEC Filings”).

Important Additional Information will be Filed with the Securities and Exchange Commission

In connection with the proposed merger agreement, Laureate will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Laureate at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Laureate by directing such request to Laureate Education, Inc., Office of Investor Relations, 1001 Fleet Street, Baltimore, Maryland 21202, telephone (410) 843-6394.

Laureate and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Laureate’s participants in the solicitation, which may be different than those of Laureate stockholders generally, is set forth in Laureate’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 28, 2007, the Company’s Board of Directors amended the Company’s Amended and Restated Bylaws (the “Bylaws”) by creating a new Article XV to exempt certain acquisitions of shares of stock of the Company by Parent and certain related parties from the Maryland Control Share Acquisition Act.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

2.1	Agreement and Plan of Merger dated January 28, 2007
3.1	Amendment to Amended and Restated Bylaws
99.1	Press release dated January 28, 2007 issued by Laureate Education, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.
/s/ Rosemarie Mecca
Name:	Rosemarie Mecca
Title:	Executive Vice President and Chief Financial Officer

Date:  January 29, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated January 28, 2007
Exhibit 3.1	Amendment to Amended and Restated Bylaws
Exhibit 99.1	Press release dated January 28, 2007 issued by Laureate Education, Inc.